Exhibit 95
Mine Safety Disclosures

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires each registrant that is an operator, or that has a subsidiary that is an operator, of a coal or other mine to include in periodic reports filed with the Securities and Exchange Commission certain information relating to citations and orders for violations of standards under the Federal Mine Safety and Health Act of 1977 for which the operator received a citation from the Mine Safety and Health Administration (“MSHA”). Montana Limestone Company, a subsidiary of Dakota Coal Company and an indirect subsidiary of the registrant, Basin Electric Power Cooperative (“Basin Electric”), operates a limestone quarry 70 miles south of Billings, Montana. The following tables present information required under the Dodd-Frank Act regarding certain mining safety and health matters for the mining operations of Montana Limestone Company during the quarter ended March 31, 2026:

Mine Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)
Montana Limestone Company / 2402306	0	0	0	0	0	0	0

Mine Name/MSHA Identification Number	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern of Violations Under Section 104(e) (yes/no)	Legal Actions Pending as of March 31, 2026 (#)	Legal Actions Initiated During the Quarter Ended March 31, 2026 (#)	Legal Actions Resolved During the Quarter Ended March 31, 2026 (#)
Montana Limestone Company / 2402306	No	No	0	0	0

The number of legal actions pending before the Federal Mine Safety and Health Review Commission (“FMSHRC”) as of March 31, 2026, that fall into each of the following categories is as follows:

Mine Name/MSHA Identification Number	Contests of Citations/Orders referenced in Subpart B, 29 CFR Part 2700 (#)	Contests of Proposed Penalties referenced in Subpart C, 29 CFR Part 2700 (#)	Complaints for Compensation Referenced in Subpart D, 29 CFR Part 2700 (#)	Complaints for Discharge, Discrimination, or Interference Referenced in Subpart E, 29 CFR Part 2700 (#)	Applications for Temporary Relief in Subpart F, 29 CFR Part 2700 (#)	Appeals of Judges' Decisions or Orders to FMSHRC referenced in Subpart H, 29 CFR Part 2700 (#)
Montana Limestone Company / 2402306	0	0	0	0	0	0